Exhibit 99.1

GAP INC. ANNOUNCES FINAL FOURTH QUARTER

AND FULL YEAR 2004 EARNINGS

Company Restates Prior Years Due to Lease Accounting

SAN FRANCISCO — March 24, 2005 – Gap Inc. (NYSE: GPS) today announced the final fourth quarter and full year 2004 financial results. In addition, the company is restating its full year 2002 and full year 2003 financial results due to changes in its accounting practices related to leasing transactions.

As disclosed in its February 24, 2005 preliminary earnings release, the company, like many other retailers, determined that it would review and correct the way it accounts for its leases, specifically the accounting for operating leases with scheduled rent increases and tenant allowances. The company had made this decision in light of a recent SEC clarification on lease accounting.

Prior to the correction, the company had recognized the straight line expense for leases beginning on the commencement date of the lease, which generally coincides with the store opening date, instead of at the time the company takes physical possession of the property to start construction of leasehold improvements. This had the effect of excluding the construction period of the stores from the calculation of the period over which the company expensed rent. The company has corrected this accounting for rent expense and is now amortizing rent expense on a straight-line basis over the term of the lease.

In addition, the company had previously classified a portion of tenant allowances as a reduction to store build out costs instead of as a deferred lease credit on the consolidated balance sheet to reflect construction costs incurred on behalf of the landlord. As a result, the company also amortized the deferred lease credit over the asset life instead of over the lease term and reflected the amortization as a reduction to depreciation expense instead of as a reduction to rent expense. The company reassessed this policy in 2003 and effective February 1, 2004 prospectively changed its accounting policy to treat lease incentives received as deferred lease incentives. The company also corrected prior years’ consolidated financial statements to properly account for tenant allowances.

The effects of these corrections were a decrease to retained earnings of $131.7 million as of February 2, 2002, and an increase in net earnings of $0.6 million and $0.3 million in fiscal year 2003 and fiscal year 2002, respectively. The majority of the adjustments relate to periods prior to fiscal year 2002.

The company has completed its review of the respective accounting policies. As a result, the company determined that a restatement of its consolidated financial statements is necessary. Please see the table at the end of this release.

In addition, the company has restated its fiscal 2003 and 2002 Consolidated Statements of Cash Flows to reflect changes in restricted cash balances as an investing activity rather than a financing activity to be consistent with the presentation in fiscal 2004.

The company’s annual report on Form 10-K for the year ended January 29, 2005 will include the restated financial statements. The company expects to file the Form 10-K this month.

Fourth Quarter 2004 Final Results

Final net earnings for the 2004 fourth quarter are $378 million, or $0.40 per share on a diluted basis. The company had previously stated preliminary net earnings for the 2004 fourth quarter of $370 million, or $0.40 per share on a diluted basis.

Full Year 2004 Final Results

Final net earnings for the full year 2004, which ended on January 29, 2005, are $1.2 billion, or $1.21 per share on a diluted basis. The company had previously stated preliminary net earnings for the full year 2004 of $1.1 billion or $1.20 per share on a diluted basis.

Gap Inc. is a leading international specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic and Old Navy brand names. Fiscal 2004 sales were $16.3 billion. As of February 26, 2005 Gap Inc. operated 3,001 store locations in the United States, the United Kingdom, Canada, France and Japan. In the United States, customers also may shop the company’s online stores at gap.com, BananaRepublic.com and oldnavy.com. For more information on Gap Inc., please visit gapinc.com.

Investor Relations:	Media Relations:
Mark Webb	Kris Marubio
415-427-2161	415-427-1798

Gap Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions except share amounts and par value)	Jan. 29, 2005	Jan. 31, 2004 (as restated)
Assets
Current Assets
Cash and equivalents	$2,245	$2,261
Short term investments	817	1,073
Restricted cash	1,015	1,351

Cash and equivalents, short term investments and restricted cash	4,077	4,685

Merchandise inventory	1,814	1,704
Other current assets	413	314

Total current assets	6,304	6,703

Property and equipment, net of accumulated depreciation of $3,793 and $3,789	3,376	3,626
Other assets	368	384

Total assets	$10,048	$10,713

Liabilities and Shareholders’ Equity
Current Liabilities
Current maturities of long-term debt	$—	$283
Accounts payable	1,240	1,178
Accrued expenses and other current liabilities	924	906
Income taxes payable	78	180

Total current liabilities	2,242	2,547

Long-Term Liabilities
Long-term debt	513	1,107
Senior convertible notes	1,373	1,380
Lease incentives and other liabilities	984	1,031

Total long-term liabilities	2,870	3,518

Shareholders’ Equity
Common stock $.05 par value
Authorized 2,300,000,000 shares; issued 985,738,382 and 976,154,229 shares; outstanding 860,559,077 and 897,202,485 shares	49	49
Additional paid-in capital	904	732
Retained earnings	7,181	6,110
Accumulated other comprehensive earnings	48	27
Deferred compensation	(8)	(9)
Treasury stock, at cost	(3,238)	(2,261)

Total shareholders’ equity	4,936	4,648

Total liabilities and shareholders’ equity	$10,048	$10,713

Gap Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Fifty-two Weeks Ended
(in millions except share and per share amounts)	January 29, 2005 (Unaudited)	January 31, 2004 (as restated) (Unaudited)	January 29, 2005	January 31, 2004 (as restated)
Net sales	$4,898	$4,887	$16,267	$15,854

Cost of goods sold and occupancy expenses	3,095	3,049	9,886	9,885

Gross Profit	1,803	1,838	6,381	5,969

Operating expenses	1,183	1,197	4,296	4,068
Loss on early retirement of debt	—	20	105	21
Interest expense	33	54	167	234
Interest income	(19)	(11)	(59)	(38)

Earnings before income taxes	606	578	1,872	1,684
Income taxes	228	222	722	653

Net earnings	$378	$356	$1,150	$1,031

Weighted-average number of shares - basic	871,324,310	896,011,799	893,356,815	892,554,538
Weighted-average number of shares - diluted	967,957,422	994,754,353	991,121,573	988,177,828

Earnings per share - basic	$0.43	$0.40	$1.29	$1.15
Earnings per share - diluted	0.40	0.37	1.21	1.09

Number of store locations open at end of period			2,994	3,022

Total square footage at end of period			36,590,929	36,518,204

Gap Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)	52 Weeks Ended Jan. 29, 2005	52 Weeks Ended Jan. 31, 2004 (as restated)	52 Weeks Ended Feb. 1, 2003 (as restated)
Cash Flows from Operating Activities
Net earnings	$1,150	$1,031	$478
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	620	675	706
Tax benefit from exercise of stock options and vesting of restricted stock	31	7	44
Deferred income taxes	(80)	101	5
Loss on disposal and other non-cash items affecting net earnings	21	72	117
Change in operating assets and liabilities:
Merchandise inventory	(90)	385	(258)
Other assets	(18)	5	33
Accounts payable	42	(10)	(47)
Accrued expenses and other liabilities	(3)	(42)	55
Income taxes payable	(112)	(38)	108
Lease incentives and other liabilities	59	(26)	2

Net cash provided by operating activities	1,620	2,160	1,243

Cash Flows from Investing Activities
Purchase of property and equipment	(442)	(261)	(308)
Proceeds from sale of property and equipment	—	1	9
Purchase of short term investments	(1,813)	(1,202)	(472)
Maturities and sales of short term investments	2,072	442	159
Restricted cash	337	(1,303)	(20)
Net decrease in other assets	6	5	3

Net cash provided by (used for) investing activities	160	(2,318)	(629)

Cash Flows from Financing Activities
Net decrease in notes payable	—	—	(42)
Net issuance of senior convertible notes	—	—	1,346
Payments of long-term debt	(871)	(668)	—
Issuance of common stock	130	85	120
(Purchase) / Reissuance of treasury stock	(976)	26	33
Cash dividends paid	(79)	(79)	(78)

Net cash (used for) provided by financing activities	(1,796)	(636)	1,379

Effect of exchange rate fluctuations on cash	—	28	27

Net (decrease) increase in cash and equivalents	(16)	(766)	2,020
Cash and equivalents at beginning of year	2,261	3,027	1,007

Cash and equivalents at end of year	$2,245	$2,261	$3,027

Gap Inc.

RESTATEMENT

	Consolidated Statements of Operations
($ in millions, except per share amounts)
Fiscal year ended January 31, 2004	As previously reported	Adjustments	As restated
Cost of goods sold and occupancy expenses	$9,886	$(1)	$9,885
Gross Profit	5,968	1	5,969
Earnings before income taxes	1,683	1	1,684
Net earnings	1,030	1	1,031
Earnings per share—basic	$1.15	$—	$1.15
Earnings per share—diluted	1.09	—	1.09

Fiscal year ended February 1, 2003
Cost of goods sold and occupancy expenses	$9,542	$(1)	$9,541
Gross Profit	4,913	1	4,914
Earnings before income taxes	800	1	801
Net earnings	477	1	478
Earnings per share - basic	$0.54	$0.01	$0.55
Earnings per share - diluted	0.54	—	0.54

	Consolidated Balance Sheets
($ in millions)
As of January 31, 2004	As previously reported	Adjustments	As restated
Other current assets (1)	$300	$14	$314
Total current assets (1)	6,689	14	6,703
Property and equipment, net of accumulated depreciation	3,368	258	3,626
Other assets	286	98	384
Total assets (1)	10,343	370	10,713
Accrued expenses and other current liabilities	872	34	906
Total current liabilities (1)	2,492	55	2,547
Lease incentives and other liabilities	581	450	1,031
Total long-term liabilities	3,068	450	3,518
Retained earnings	6,241	(131)	6,110
Accumulated other comprehensive earnings	31	(4)	27
Total shareholders’ equity	4,783	(135)	4,648
Total liabilities and shareholders’ equity	10,343	370	10,713

(1)	Includes a reclassification from other current assets unrelated to the lease restatement of $21 million to conform to the current period presentation.